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                                  EXHIBIT 4.1

     Amended and Restated Articles of Incorporation dated December 28, 1995
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                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          CORONADO CAPITAL CORPORATION

         Michael Maung and S. Donna Friedman hereby certify that:

         1. They are the president and the secretary, respectively, of Coronado Capital Corporation, a Utah corporation (the "Corporation").

         2. The articles of incorporation of this Corporation are amended and restated in their entirety to read as follows:


                                   ARTICLE I

         The name of the corporation is Automatic Control Corporation.

                                   ARTICLE II

         The period of its duration is perpetual.

                                  ARTICLE III

         The purpose or purposes for which the Corporation is organized is to engage in any and lawful acts or activity that, presently or in the future, may legally be performed by a Corporation organized under the laws of the State of Utah.

                                   ARTICLE IV

         The aggregate number of shares which the Corporation shall have authority to issue shall be 100,000,000 common shares, par value $.001 per share. The board of directors, without shareholder action, may amend the Corporation's articles of incorporation, in accordance with the Utah Revised Business Corporation Act, (a) to designate in whole or in part, the preferences, limitations, and relative rights, within the limits set forth in the Utah Revised Business corporation Act, of any class of shares, before the issuance of any shares of that class, (b) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the preferences, limitations, and relative rights of the series, within the limits set forth in the Utah Revised Business Corporation Act, all before the issuance of any shares of that series, (c) alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares; or (d) increase or decrease the number of shares constituting any series, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series, provided that the number may not be decreased below the number of shares of the series then outstanding, or increased above the total number of authorized


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shares of the applicable class of shares available for designation as part of the series.


                                   ARTICLE V

         The Corporation shall have a minimum of three and a maximum of eleven directors as shall be set by the Bylaws of the corporation.

                                   ARTICLE VI

         A. The Corporation shall have the right to purchase its own shares to the extent of its unreserved and unrestricted earned surplus and capital surplus if a resolution to such effect is adopted by its Board of Directors.

         B. The Board of Directors of the Corporation may designate such committee or committees as it determines in accordance with law to exercise such authority as the Board of Directors shall delegate in the resolution designating such committee or committees.

                                  ARTICLE VII

         The registered agent of the Corporation shall be American Registrar & Transfer Company and the address of the initial registered office of the Corporation shall be c/o American Registrar and Transfer Company No. 10 Exchange Place, Suite 705, Salt Lake City, Utah 84111.

                                  ARTICLE VIII

         Each person who is or was a director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees reasonably incurred by or imposed upon and in connection with any proceeding to which the director, officer, employee or agent may be a party, or in which he or she may become involved by reason of being or having been an officer, director, employee or agent of the Corporation or any settlement thereof, regardless of whether a director, officer, employee or agent, at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is judged guilty of willful misfeasance or malfeasance, willful misconduct or gross negligence in the performance of any duty; provided, however, in the event of a settlement, the indemnification herein shall only apply when the Board of Directors approves such settlement and reimbursement as being in the best interests of the Corporation. The foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such director, officer, agent or employee may be entitled. Subject to the limitations set forth above, such indemnification shall be to the fullest extent permitted by the Utah Revised Business Corporation Act or any other applicable laws now in effect or as may hereafter be amended. No director of the Corporation shall be personally liable to the Corporation




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or its shareholders for monetary damages for any action taken or failure to take any action in good faith as an officer, director, employee or agent. The Corporation may, but shall be under no obligation to, maintain insurance at its expense, to protect itself or any officer, director, employee or agent against any such liability as may be covered by the above indemnification, including any costs or expenses reasonably attributable thereto.



                                   ARTICLE IX

         No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action or act omitted to be taken by a director, officer, employee or agent of the Corporation in good faith if such person (i) exercised or used the same degree of care and skill as a prudent person would have exercised or used under the same or similar circumstances in the conduct of his or her own personal affairs, or (ii) took or omitted to take such action in reliance upon the advice of counsel for the Corporation or other statements made or information furnished by officers or employees of the Corporation which he or she had reasonable grounds to believe or upon a financial statement of the Corporation prepared by an accountant, officer of the Corporation in charge of its accounting or employees of the Corporation in charge of its accounts or certified by a public accountant or firm of public accountants.

         3. The foregoing amendment and restatement of the articles of incorporation has been duly approved by the board of directors.

         4. The foregoing amendment and restatement of articles of incorporation has been duly approved by the required vote of shareholders in accordance with
Section 16-10a-1003 of the Utah Revised Business Corporation Act. Common stock is the only outstanding stock of the corporation. The total number of outstanding shares of Common stock of the corporation is 4,177,835. The number of votes entitled to be cast on the amendment is 4,177,835 and the number of votes indisputably represented at the meeting at which the foregoing amendment and restatement of articles of incorporation was approved was 2,169,196. The total number of undisputed votes cast for the amendment and restatement was 2,169,196, which was sufficient for the approval of the amendment and restatement.




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         We further declare under penalty of perjury under the laws of the State of Utah that the matters set forth in this certificate are true and correct of our own knowledge.

Date:  12/28/95
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                                        /s/ Michael Maung
                                        ----------------------------------------
                                        By:  Michael Maung
                                        Its: President



                                        /s/ S. Donna Friedman
                                        ----------------------------------------
                                        By:  S. Donna Friedman
                                        Its: Secretary





STATE OF CALIFORNIA        }
                           }SS.
COUNTY OF SAN DIEGO        }

         I, a Notary Public, hereby certify that on the 28th day of December, personally appeared before me MICHAEL MAUNG and S. DONNA FRIEDMAN, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing Articles of Incorporation of CORONADO CAPITAL CORPORATION, as the President and Secretary, respectively, and that the statements therein contained are true.



/s/ Cris John Wenthur
- ---------------------------------
Notary Public
Residing in San Diego, California
                                    [NOTARY SEAL]
                                                   CRIS JOHN WENTHUR
                                                    Comm. # 985562
                                              NOTARY PUBLIC - CALIFORNIA
                                                   San Diego County
                                             My Comm. Expires Feb. 24, 1997
My Commission Expires:


2/24/97
- -------

                                             State of Utah
                                         Department of Commerce
                              Division of Corporations and Commercial Code

                              I hereby certify that the foregoing has been filed and approved on the 5th day of Jan, 1996 in the office of this Division and hereby issue this Certificate thereof.

                              Examiner    jop     Date 1-30-96
                                      -----------      -------
                              [NOTARY SEAL]  /s/ Korla T. Woods
                                             ------------------
                                               Korla T. Woods
                                              Division Director

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